File No. 333-59408
                                                     Filed Under Rule 424(b)(3)


ING VARIABLE ANNUITIES
GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

                              PROSPECTUS SUPPLEMENT
                             DATED FEBRUARY 28, 2002

                          SUPPLEMENT TO THE PROSPECTUSES
                   DATED MAY 1, 2001 and NOVEMBER 5, 2001 FOR
            DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACTS
                ISSUED BY GOLDEN AMERICAN LIFE INSURANCE COMPANY
                      ("GOLDENSELECT LANDMARK PROSPECTUS")

                          -----------------------------

You should keep this supplement with your Profile and Prospectus.

Effective February 28, 2002, the maximum amount of commission to be paid in connection with the sale of the Contract is 6% of premium payments in the first year after a premium payment is paid, and a percentage of contract value up to 1.25% in subsequent years.

ING VARIABLE ANNUITIES
GOLDEN AMERICAN LIFE INSURANCE COMPANY
Golden American Life Insurance Company is a stock company domiciled in Delaware.





122257-Landmark                                                         2/28/02